UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2023

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 6, 2023, the Board of Directors of Academy Sports and Outdoors, Inc. (the “Company”) approved the appointment of Earl Carlton (Carl) Ford, IV, as the Company’s Executive Vice President and Chief Financial Officer, effective as of July 12, 2023 (the “Effective Date”). As a result, effective at such time, Michael P. Mullican will transition out of the role of Chief Financial Officer of the Company. Mr. Mullican assumed the role of President of the Company on June 1, 2023, but continued and will continue to serve as the Company’s Chief Financial Officer until the Effective Date.
Prior to this appointment, Mr. Ford, 45, served as the Company’s Senior Vice President, Finance, since joining the Company in January 2019. Prior to joining the Company, Mr. Ford spent 15 years, from April 2003 to December 2018, with Belk, Inc., a department store chain, serving as Vice President of Financial Planning & Analysis, Vice President of Internal Audit between May 2009 and April 2011, and, prior to that, in other leadership roles in accounting and treasury where he was responsible for external reporting, internal controls, cash flow forecasting, and debt instruments, among other areas. Prior to joining Belk, Inc., Mr. Ford worked for Deloitte & Touche in its Audit practice. Mr. Ford holds a bachelor’s degree in accounting from the University of Southern Mississippi and a master’s degree in accounting from the University of Alabama.
There is no arrangement or understanding between Mr. Ford and any other person pursuant to which Mr. Ford was appointed as Executive Vice President and Chief Financial Officer. There is no family relationship between Mr. Ford and any director or executive officer of the Company, and there are no transactions involving Mr. Ford and the Company that require disclosure under Item 404(a) of Regulation S-K.
In connection with this appointment, Mr. Ford entered into an employment agreement with the Company and Academy Managing Co., LLC on July 6, 2023 (the “Employment Agreement”), the terms of which take effect as of the Effective Date. Pursuant to the Employment Agreement, Mr. Ford will receive an annual base salary of $500,000 and will continue to be eligible to participate in the Company’s annual cash bonus plan with a target bonus opportunity equal to 120% of his annual base salary. In connection with Mr. Ford’s appointment, he will also receive equity awards valued at $1,000,000 under the Company’s 2020 Omnibus Incentive Plan, as amended, comprised of a grant of time-based stock options (the “Time-Based Options”) with a grant date value of approximately $250,000, a grant of time-based restricted stock units (the “Time-Based RSUs”) with a grant date value of approximately $250,000, and a grant of performance-based restricted stock units (the “Performance-Based RSUs”) with a grant date value of approximately $500,000. Subject to Mr. Ford’s continued employment through each applicable vesting date, the Time-Based Options and Time-Based RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, and the Performance-Based RSUs will vest if certain preestablished performance metrics related to the Company’s (i) adjusted pre-tax income, and (ii) return on invested capital, over a 3-year period beginning on January 29, 2023 and ending on January 31, 2026, are achieved and certified by the Compensation Committee of the Board of Directors.
Under the Employment Agreement, if the Company terminates Mr. Ford’s employment without “cause” or if Mr. Ford resigns for “good reason” (each as defined in the Employment Agreement), then Mr. Ford will be eligible to receive the following severance payments and benefits subject to his execution and non-revocation of a release of claims: (i) any unpaid bonus under the Company’s annual cash bonus plan for the fiscal year immediately preceding the fiscal year in which such termination occurs; (ii) a cash severance payment in an amount equal to the product of (x) two multiplied by (y) the sum of (A) his annual base salary and (B) the average annual bonus paid (or earned, to the extent not yet paid as of the termination date) under the Company’s annual cash bonus plan for the two prior fiscal years; (iii) a pro-rata annual bonus for the year of termination based on actual results for the year (assuming achievement of any individual performance goals at 100%); and (iv) a lump sum payment intended to offset the incremental costs of 24 months of COBRA coverage.
Mr. Ford is also subject to customary confidentiality, intellectual property assignment, non-competition, and non-solicitation covenants under the Employment Agreement. The Company will also enter into its standard form of indemnification agreement with Mr. Ford, which will provide indemnification protection in connection with his service as Executive Vice President and Chief Financial Officer of the Company. A copy of the form of indemnification agreement was previously filed as Exhibit 10.37 to Amendment No., 1 to the Company’s Registration Statement on Form S-1 filed on September 23, 2020 and is incorporated herein by reference.
The foregoing summary of the Employment Agreement does not purport to be a complete description of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On July 11, 2023, the Company issued a press release announcing the appointment of Mr. Ford as Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Earl Carlton (Carl) Ford, IV Employment Agreement, dated July 6, 2023.
99.1	Press Release, dated July 11, 2023.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

July 11, 2023	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary